Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares U.S. ETF Trust

(Amended as of December 14, 2023)

(all percentages are expressed as a percentage of average daily net assets)

Ticker	Fund	Advisory Fee Waiver	Last Day of Term
CMDY	iShares Bloomberg Roll Select Commodity Strategy ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2025

IAUF	iShares Gold Strategy ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the Acquired Fund Fees and Expenses, if any, attributable to the Fund’s investments in other exchange-traded products sponsored by BFA or its affiliates and other funds advised by BFA or its affiliates through February 29, 2024, provided that the waiver be no greater than the Fund’s management fee of 0.25%. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2029

LQDI	iShares Inflation Hedged Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ Investment Grade Corporate Bond ETF (LQD), after taking into account any fee waivers by LQD, plus 0.05%. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 29, 2028

LQDH	iShares Interest Rate Hedged Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ Investment Grade Corporate Bond ETF (LQD), after taking into account any fee waivers by LQD, plus 0.10%. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2027

HYGH	iShares Interest Rate Hedged High Yield Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ High Yield Corporate Bond ETF (HYG), after taking into account any fee waivers by HYG, plus 0.05%. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2027

IGBH	iShares Interest Rate Hedged Long-Term Corporate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares 10+ Year Investment Grade Corporate Bond ETF (IGLB), after taking into account any fee waivers by IGLB, plus 0.10%. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2027

COMT	iShares GSCI Commodity Dynamic Roll Select ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2029

CCRV	iShares Commodity Curve Carry Strategy ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	March 1, 2025

NEAR	BlackRock Short Duration Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 28, 2025

HYGI	iShares Inflation Hedged High Yield Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares iBoxx $ High Yield Corporate Bond ETF (HYG), after taking into account any fee waivers by HYG, plus 0.05% through February 29, 2028. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 29, 2028

AGRH	iShares Interest Rate Hedged U.S. Aggregate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares Core U.S. Aggregate Bond ETF (AGG), after taking into account any fee waivers by AGG, plus 0.10% through February 29, 2028. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 29, 2028

AGIH	iShares Inflation Hedged U.S. Aggregate Bond ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees so that the Fund’s total annual fund operating expenses after fee waiver is equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investment in the iShares Core U.S. Aggregate Bond ETF (AGG), after taking into account any fee waivers by AGG, plus 0.10% through February 29, 2028. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 29, 2028

iShares Transition-Enabling Metals ETF	With respect to the Fund, BFA has contractually agreed to waive a portion of its management fees in an amount equal to the aggregate Acquired Fund Fees and Expenses, if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates. Acquired Fund Fees and Expenses reflect the Fund’s pro rata share of the fees and expenses incurred indirectly by the Fund as a result of investing in other investment companies.	February 29, 2028

ISHARES U.S. ETF TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Lezlie Iannone Lezlie Iannone Assistant Secretary, iShares U.S. ETF Trust	By:	/s/ Rachel Aguirre Rachel Aguirre Managing Director

Dated: December 14, 2023

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]

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